SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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This filing consists of an email to be sent by one of the Issuer’s financial advisors.

[**APPROVED FOR EXTERNAL USE**]

FBR is advising Cambridge Capital (a publicly listed special purpose acquisition company (SPAC)) in their common equity holder remarketing process. FBR will be:

1)setting up a roadshow for the company to attract new fundamental common equity investors

2)facilitate secondary market transactions for these new investors to purchase that common stock either (a) in the open market or (b) through a block trade from the existing SPAC investors.

Brief background: Cambridge Capital Acquisition Corporation (NASDAQ: CAMB) is a publicly listed special purpose acquisition company (SPAC). Cambridge Capital recently announced its acquisition for Ability Computers & Software Industries, Ltd.(private defense technology company). As part of the normal SPAC process, Cambridge Capital is looking to attract new common equity investors (fundamental investors) to replace the original SPAC investors (typically SPAC dedicated arbitrage funds) prior to the acquisition closing.

Company	Cambridge Capital Acquisition Corporation

Transaction Type	Common Equity – Secondary Trades

Exchange/Ticker	NASDAQ/CAMB

Current Share Price	$10.05 (close 11/13/15)

Deal Size	Up to $81,305,000

Shares Outstanding	10.5 million shares

US Advisor	FBR Capital Markets

Trade Dates	Open market, block trades, or final block trade date of week of 12/07

Roadshow Schedule (subject to change)

Wed 11/18 – Chicago

Thurs 11/19 – Boston

Fri 11/20 – New York

**Week of Thanksgiving**

Mon 11/30 – New York

Tues 12/01 – San Francisco

Wed 12/02 – Los Angeles

Thurs 12/03 – Midwest

Fri 12/04 – Float

12/07 – Float/Final Block Trade Date

Disclaimer:

Neither Cambridge, Ability nor any of their respective affiliates makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation The sole purpose of the presentation is to assist persons in deciding whether presentation. they wish to proceed with a further review of the proposed transaction discussed herein and is not intended to be all-inclusive or to contain all the information that a person may desire in considering the proposed transaction discussed herein. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed transaction.

This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

The estimates and projections of future performance set forth in this presentation are based on numerous assumptions about sales, margins, competitive factors, industry performance and other factors which cannot be predicted. Although Cambridge and Ability believe that such assumptions are reasonable, they may be incomplete or incorrect, and events and circumstances may occur. Therefore, the actual results of operations are likely to vary from the projections and the variations may be material and adverse. The projections should not be regarded as a representation or prediction that Ability will achieve or is likely to achieve any particular results. The financial projections have not been prepared, reviewed or compiled by any firm of independent accountants.

This presentation includes “forward-looking statements.” Cambridge’s and Ability’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward looking statements. These forward-looking statements include, without limitation, Cambridge’s and Ability’s expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Cambridge’s and Ability’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the business combination (the “Merger Agreement”), (2) the outcome of any legal proceedings against Ability or Cambridge; (3) the inability to complete the transaction contemplated by the Merger Agreement, including due to failure to obtain approval of the shareholders of Cambridge or other conditions to closing in the Merger Agreement; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulator reviews required to complete the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transaction described therein and herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated from time to time in Cambridge’s filings with the Securities and Exchange Commission.

Cambridge cautions that the foregoing list of factors is not exclusive. Cambridge cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Cambridge does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Certain of Ability’s financial information and data contained herein is unaudited and/or were prepared by Ability as a private company and do not conform to SEC Regulation S-X. Furthermore, they include certain financial information (EBITDA) not derived in accordance with United States generally accepted accounting principals. Accordingly, such information will be presented differently in Cambridge’s filings with the SEC. Cambridge and Ability believe that the presentation of non-GAAP measures provides information that is useful to investors as it indicates more clearly the ability of Ability to meet capital expenditures and working capital requirements and otherwise meet its obligations as they become due. However, this should not be construed to replace GAAP figures

[**APPROVED FOR EXTERNAL USE**]